UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2008

UNION STREET ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33281	20-5221262
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

102 South Union Street
Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)
(703) 682-0730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1: PRESS RELEASE

ITEM 8.01	OTHER EVENTS
     On September 22, 2008, Union Street Acquisition Corp (the “Company”) issued a press release announcing that it held its Special Meeting of Stockholders to vote on the proposed acquisitions by the Company of the outstanding shares of capital stock of Archway Marketing Services, Inc. and the membership interests of Razor Business Strategy Consultants LLC (the “Acquisitions”). At the Special Meeting, all of the proposals, including approval of the Acquisitions, were not approved by the Company’s stockholders. Pursuant to its charter and the terms of its initial public offering, the Company is not permitted to pursue any other transactions; the Company will shortly begin the process of liquidating and dissolving itself in accordance with its charter and applicable law. As a result, it expects that the amounts held in its trust account, together with interest (net of applicable taxes), will be returned to the Company’s public stockholders. No payments will be made with respect to the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the initial public offering. The Company intends to prepare and mail to its stockholders a proxy statement seeking approval to effect the liquidation and dissolution. The Company will proceed to liquidate and stockholders will not need to tender their shares of stock to the transfer agent until the plan of liquidation is approved by the Company and its stockholders. A copy of the press release dated September 22, 2008 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated September 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
      Date: September 22, 2008

UNION STREET ACQUISITION CORP.
By:	/s/ Brian Burke
Name: Brian Burke
Title: Chief Financial Officer

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